CURRENT REPORT OF MATERIAL EVENTS OR CORPORATE CHANGES

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 10, 2007
Pharmion Corporation
(Exact name of Registrant as specified in its charter)

Delaware	84-1521333
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2525 28th Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip code)
720-564-9100
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On May 10, 2007, Pharmion Corporation (the “Company”) entered into an underwriting agreement with Banc of America Securities LLC as Representative of the several underwriters named in Schedule A thereto (the “Underwriting Agreement”) relating to the underwritten public offering of 4,000,000 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (“Common Stock”), at a price to the public of $30.00 per share. The Company also granted to the Underwriters (as defined in the Underwriting Agreement) a 30-day option to purchase up to 600,000 additional shares of the Company’s Common Stock to cover overallotments, if any. Pursuant to the terms of the Underwriting Agreement, the Company will sell the Shares to the Underwriters at a price of $28.275 per share. The Underwriting Agreement contains usual and customary terms, conditions, representations and warranties and indemnification provisions.
The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
A legality opinion of Willkie Farr & Gallagher LLP with respect to the validity of the Shares is attached hereto as Exhibit 5.1 and is incorporated herein by reference.
Item 8.01. Other Events
On May 10, 2007, the Company issued a press release announcing that it had priced the previously announced offering of the Shares. The press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference as if set forth in full.
On May 16, 2007, the Company completed its previously announced offering of the Shares.

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
1.1	Underwriting Agreement, dated May 10, 2007, among Pharmion Corporation and Banc of America Securities LLC, as the representative of the several underwriters named in Schedule A thereto.

5.1	Opinion of Willkie Farr & Gallagher LLP.

99.1	Press Release, dated May 10, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Pharmion Corporation
	By:	/s/ Steven N. Dupont
		Name:	Steven N. Dupont
Dated: May 16, 2007		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 10, 2007, among Pharmion Corporation and Banc of America Securities LLC, as the representative of the several underwriters named in Schedule A thereto.
5.1	Opinion of Willkie Farr & Gallagher LLP.
99.1	Press Release, dated May 10, 2007.